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                                                                   EXHIBIT 10.10



                             ADVISORY AGREEMENT

         THIS ADVISORY AGREEMENT (the "Agreement") is made and entered into effective as of August 15, 1997, among Authentic Specialty Foods, Inc., a Texas corporation (the "Company"), and Shansby Partners, L.L.C., a Delaware limited liability company (together with its successors, "Shansby Partners").

         1. Retention. The Company hereby acknowledges that it has retained Shansby Partners, and Shansby Partners acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, Shansby Partners will provide the Company with financial advisory services, including assistance with respect to (a) the Initial Public Offering (as defined below) and (b) identification of potential acquisition candidates and assistance in the negotiation, implementation and financing of these acquisitions, during the term of this Agreement. Notwithstanding the foregoing, neither Shansby Partners nor any of its affiliates will be required to use their funds to provide any financing (in connection with an acquisition or otherwise) on behalf of the Company.

         2. Term. The term of this Agreement shall expire on the third anniversary of the consummation of the Company's initial public offering of shares of its common stock pursuant to the Registration Statement on Form S-1 (Registration Number 333-29959) filed with the Securities and Exchange Commission on June 25, 1997 under the Securities Act of 1933, as amended (the "Initial Public Offering"), and the Agreement may be terminated by either party for a material breach of the Agreement by the other party if the breach has not been remedied within 60 days after notice of the breach is received by the non-breaching party.

         3.       Compensation.  (a)   As compensation for the advisory
services rendered to the Company in connection with the Initial Public Offering, the Company agrees to pay Shansby Partners a financial advisory fee of $250,000, which financial advisory fee shall be payable subject to, and simultaneously with, the consummation of the Initial Public Offering.

         (b) In addition to the financial advisory fee described above, the Company shall pay Shansby Partners financial advisory fees in connection with acquisitions identified by the Company during the term of this Agreement. The amount of such financial advisory fees shall be comparable to those customary for investment banking firms rendering financial advisory services in connection with acquisition transactions to the acquisition in question.

         4. Reimbursement of Expenses. The Company agrees to pay or reimburse Shansby Partners for all "Reimbursable Expenses," which shall consist of all reasonable out-of-pocket expenses and disbursements (including without limitation, costs of travel, postage, deliveries, communications, etc.) incurred by Shansby Partners or its affiliates for the account of the Company or in connection with the performance by Shansby Partners of the services contemplated by Section 1 hereof, in each case upon presentation of evidence of same; provided, however, that the parties agree



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that the amount of Reimbursable Expenses relating to the Initial Public
Offering with respect to which Shansby Partners shall be entitled to reimbursement shall not exceed $50,000. Promptly (but not more than 10 days) after request by or notice from Shansby Partners, the Company shall pay Shansby Partners, by wire transfer of immediately available funds to such account as Shansby Partners shall designate in writing, the Reimbursable Expenses for which Shansby Partners has provided the Company invoices or reasonably detailed descriptions. All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate plus 5% from the Payment Date to and including the date on which such Reimbursable Expenses plus accrued interest thereon are fully paid to Shansby Partners.

         5. Acquisition Opportunities. During the term of this Agreement, Shansby Partners shall offer to the Company for its consideration any acquisition opportunities for Mexican food companies that primarily produce tortillas, tortilla chips, salsas or Mexican sauces and that are identified by Shansby Partners or any affiliate thereof after the consummation of the Initial Public Offering (each, an "Acquisition Opportunity").

         If the Company declines to pursue any such Acquisition Opportunity, then Shansby Partners or its affiliates can pursue such Acquisition Opportunity without the involvement of the Company. Neither Shansby Partners nor any of its affiliates will be required to use their funds to provide any financing (in connection with an acquisition or otherwise) on behalf of the Company. If the Company fails to notify Shansby Partners that the Company desires to pursue, and has the financial capability to pursue, an Acquisition Opportunity within 30 days after Shansby Partners advises the Company of such Acquisition Opportunity, then the Company shall be deemed to have declined such Acquisition Opportunity. For purposes of this Agreement, the Company's "financial capability" with respect to an Acquisition Opportunity shall mean the sum of, without duplication: (i) the Company's cash on hand, (ii) the Company's unutilized borrowing capacity under any existing revolving credit facility and
(iii) the amount that the Company could reasonably expect to borrow from third parties in connection with the Acquisition Opportunity (including, without limitation, through seller financing).

         The Company shall use its reasonable best efforts to evaluate and pursue in an expeditious manner any Acquisition Opportunities that it elects to pursue, and if the Company determines that it does not wish to continue to pursue such Acquisition Opportunity (or that it does not have the financial capability to continue to pursue such Acquisition Opportunity), then the Company will promptly notify Shansby Partners. Upon such notification, then Shansby Partners or its affiliates can pursue such Acquisition Opportunity without the involvement of the Company.

         6. Indemnification. The Company jointly and severally shall indemnify and hold harmless each of Shansby Partners, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, agents and employees (Shansby Partners, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons," and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages, costs and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person's negligence and reasonable fees and disbursements of the respective

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Indemnified Person's counsel) which (i) are related to or arise out of actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) are related to or arise out of actions taken or omitted to be taken by an Indemnified Person with the Company's consent or in conformity with the Company's instructions or the Company's actions or omissions or (iii) are otherwise related to or arise out of Shansby Partners' engagement, as they are incurred, upon presentation of evidence of same, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with Shansby Partners acting pursuant to Shansby Partners' engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will, however, not be responsible for any claims, liabilities, losses, damages or expenses (i) that have resulted primarily from Shansby Partners' bad faith, gross negligence or willful misconduct or (ii) that relate directly to the Initial Public Offering. The Company also agrees that neither Shansby Partners nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by the Company that have resulted primarily from Shansby Partners' bad faith, gross negligence or willful misconduct. The Company further agrees that it will not, without the prior written consent of Shansby Partners, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (where an Indemnified Person is a party to such claim, action, suit or proceeding, or could reasonably be expected to potentially be such a party) unless such settlement, compromise or consent includes an unconditional release of Shansby Partners and each such Indemnified Person from all liability arising out of such claim, action, suit or proceeding. THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF SHANSBY PARTNERS OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that Shansby Partners and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against Shansby Partners or any other Indemnified Person.

         7. Investments in and Advice to Other Companies. The Company acknowledges that Shansby Partners and its affiliates render advice to, own and invest in a broad range of businesses and projects, including businesses and projects that may be similar to, or competitive with, the Company, and, subject to the provisions of Section 5, nothing in this Agreement shall prohibit Shansby Partners or its affiliates from engaging in any such activities.

         8. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas, without giving effect to any conflicts-of-law provisions thereof.

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         9.       Notices. Any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in person or sent by United States certified or registered mail, postage prepaid, return receipt requested, or by overnight express mail, or by telex, facsimile or telecopy to the address of such party set forth below. Any such notice shall be effective upon receipt or three days after placed in the mail, whichever is earlier.

         If to Shansby Partners:

         c/o The Shansby Group
         250 Montgomery Street, Suite 1100
         San Francisco, California  94104
         Attention:  Charles H. Esserman
         Telecopy Number:  (415) 421-5120

         If to the Company:

         1313 Avenue R
         Grand Prairie, Texas 75050
         Attention:  President
         Telecopy Number:  (972) 933-4120

Any party may, by notice so delivered, change its address for notice purposes hereunder.

         10. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than with respect to the rights and obligations of Shansby Partners, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         12. Other Understandings. All discussions, understandings and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto. All calculations of financial advisory fees and Reimbursable Expenses shall be made by Shansby Partners and, in the absence of mathematical error, shall be final and conclusive.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


                                      SHANSBY PARTNERS, L.L.C.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      AUTHENTIC SPECIALTY FOODS, INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      S-1